Exhibit 10.3

EXECUTION VERSION

SPONSOR AGREEMENT

This SPONSOR AGREEMENT (this “Agreement”) is dated as of December 14, 2022, by and among M3-Brigade Sponsor III LP, a Delaware limited partnership (the “Sponsor”), M3-Brigade Acquisition III Corp., a Delaware corporation (“MBSC”), Greenfire Resources Ltd., an Alberta corporation (“PubCo”) and Greenfire Resources Inc., an Alberta corporation (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Sponsor is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of 7,500,000 shares of SPAC Class B Shares (the “Founder Shares”) and 5,786,667 SPAC Warrants (the “Founder Warrants”) as set forth on Schedule I hereto;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, MBSC, PubCo, the Company, 2476276 Alberta ULC, an Alberta unlimited liability corporation (“Canadian Merger Sub”) and DE Greenfire Merger Sub Inc., a Delaware corporation (“Merger Sub”), have entered into that certain Business Combination Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), pursuant to which, among other things, (a) at the Effective Time, the effectiveness of a Plan of Arrangement on the terms and conditions set forth therein, (b) at the Arrangement Effective Time, the amalgamation of Canadian Merger Sub with the Company, with the Company surviving the amalgamation as a wholly owned subsidiary of PubCo, in accordance with Section 193 of the Business Corporations Act (Alberta) (the “ABCA”), in each case, in accordance with the applicable provisions of the ABCA, and (c) at the Effective Time, a merger of Merger Sub with and into MBSC, with MBSC surviving the merger as a wholly owned subsidiary of PubCo in accordance with the General Corporation Law of the State of Delaware; and

WHEREAS, as an inducement to MBSC and the Company to enter into the Business Combination Agreement and to consummate the transactions contemplated therein (the “Transactions”), the parties hereto desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

SPONSOR AGREEMENT

Section 1.1 Sponsor Voting Agreements.

(a) At any meeting of the stockholders of MBSC, however called, or at any adjournment or postponement thereof, or in any other circumstance in which the vote, consent or other approval or action of the stockholders of MBSC is sought (including in connection with any action by written consent of the stockholders of MBSC), the Sponsor shall (i) appear at each such meeting or otherwise cause all of its Founder Shares and any shares of SPAC Common Shares that the Sponsor acquires record or beneficial ownership of after the date hereof (collectively, the “Subject MBSC Shares”) to be counted as present thereat for purposes of calculating a quorum, and (ii) vote (or cause to be voted), in person or by proxy, or execute and deliver a written consent covering, all of its Subject MBSC Shares:

(i) in favor of each Transaction Proposal; and

(ii) against (A) any SPAC Acquisition Proposal and (B) any other action or proposal that would reasonably be expected to materially impede, frustrate, interfere with, delay, postpone or adversely affect any of the Transaction Proposals or any other transaction contemplated by the Business Combination Agreement or any Ancillary Document, or result in any breach of any representation, warranty, covenant, agreement or other obligation of MBSC, PubCo, Canadian Merger Sub or Merger Sub under the Business Combination Agreement or of MBSC, PubCo, Canadian Merger Sub, Merger Sub or the Sponsor under any Ancillary Document to which any of the foregoing is a party (including this Agreement).

(b) The Sponsor hereby irrevocably and unconditionally agrees:

(i) not to elect to cause MBSC to redeem any Subject MBSC Shares in the SPAC Stockholder Redemption or otherwise;

(ii) to execute and deliver all related documentation and take such other actions in support of the Transactions as shall reasonably be requested by MBSC to consummate the Transactions;

(iii) that it hereby revokes any and all previous proxies granted or voting instruction forms or other voting documents delivered that conflict, or are inconsistent, with the matters set forth in this Agreement;

(iv) not take any other action of any kind, directly or indirectly, with the intention of delaying or interfering with the completion of the Transactions; and

(v) to use its commercially reasonable efforts to take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other Parties in doing such things, in each case, reasonably necessary to consummate the Transactions.

Section 1.2 Waiver of Anti-Dilution Provisions. The Sponsor hereby irrevocably waives (for itself and for its successors, heirs and assigns), to the fullest extent permitted by applicable Law and the Governing Documents of MBSC, the application of the adjustment to the Initial Conversion Ratio (as defined in the current certificate of incorporation of MBSC (the “Current Charter”)) pursuant to Section 4.3(b)(ii) of the Current Charter in connection with the issuance of shares of SPAC Class A Shares. The waiver specified in this Section 1.2 will be applicable only in connection with the issuance of shares of SPAC Class A Shares and will be void and of no force and effect if the Business Combination Agreement is validly terminated for any reason prior to the Closing. The waiver specified in this Section 1.2 constitutes the written consent of the holders of a majority of the shares of SPAC Class B Shares outstanding, voting separately as a single class, in the manner contemplated by Section 4.3(b)(iii) of the Current Charter.

Section 1.3 Founder Shares and Founder Warrants; Transfer Restrictions.

(a) The Sponsor hereby agrees that, on the Closing Date prior to (but subject to) the Closing, the Founder Shares and Founder Warrants will be subject to the vesting and forfeiture provisions set forth in this Section 1.3 and will thereafter be converted into an equal number of shares of SPAC Class A Shares or SPAC Warrants, respectively. Other than as described on Schedule II hereto, the Sponsor agrees that it will not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Acquiror Common Shares or Founder Warrants owned by such Sponsor, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Acquiror Common Shares or Founder Warrants owned by such Sponsor (clauses (i) and (ii) collectively, a “Transfer”) prior to the Closing.

(b) The Founder Shares will vest or be forfeited immediately prior to the Merger as follows: (i) 4,250,000 of the Founder Shares owned by the Sponsor will vest, and shall not be subject to forfeiture; (ii) if the Triggering Event has occurred as of immediately prior to the Merger, 750,000 Founder Shares owned by the Sponsor will vest, and shall not be subject to forfeiture; and (iii) 2,500,000 Founder Shares owned by the Sponsor shall be forfeited and cancelled for no consideration.

(c) If as of immediately prior to the Merger, the Triggering Event has occurred, then 750,000 Founder Shares owned by the Sponsor will at the Closing be automatically forfeited and transferred to MBSC for no consideration, and no Person (other than MBSC) will have any further right with respect thereto.

(d) The Founder Warrants will vest or be forfeited immediately prior to the Merger as follows: (i) 2,526,667 of the Founder Warrants owned by the Sponsor will vest, and shall not be subject to forfeiture; and (ii) 3,260,000 Founder Warrants owned by the Sponsor shall be forfeited and cancelled for no consideration.

Section 1.4 Sponsor Payment. Promptly following (but in no event more than two (2) Business Days after) the Closing, Sponsor shall pay $1,000,000 to the Company payable by wire transfer of immediately available funds.

Section 1.5 No Inconsistent Agreement. The Sponsor hereby covenants and agrees that it will not enter into any agreement that would restrict, limit or interfere with the performance of its obligations hereunder.

ARTICLE II

MISCELLANEOUS

Section 2.1 Representations and Warranties.

(a) Authorization; No Breach. Each of the Sponsor, MBSC, PubCo and the Company hereby represents and warrants that it has all requisite corporate or limited liability company power, as applicable, to enter into this Agreement and to perform its obligations hereunder, and no agreement to which it is bound will be violated as a result. The execution, delivery and performance of this Agreement has been duly and validly authorized by all requisite corporate or limited partnership action, as applicable, and no other actions or proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. Each of the Sponsor, MBSC, PubCo and the Company hereby represents and warrants that this Agreement constitutes a valid, legal and binding obligation of such Person (assuming that this Agreement has been duly and validly authorized, executed and delivered by the other Persons party hereto), enforceable against such Person in accordance with its terms, except (i) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally and (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

(b) Ownership of the Subject MBSC Shares and Founder Warrants. The Sponsor hereby represents and warrants that it (i) is the beneficial or record owner of the shares of SPAC Common Shares indicated on Schedule I hereto opposite the Sponsor’s name, free and clear of any and all Liens, other than those created by this Agreement, the Governing Documents of MBSC, the SPAC Warrant Agreement, the Business Combination Agreement and applicable securities Laws, (ii) has sole voting power over all of the Subject MBSC Shares beneficially owned or owned of record by the Sponsor, (iii) as of the date hereof, does not own, beneficially or of record, any capital stock or other securities of MBSC other than the shares of Subject MBSC Shares and Founder Warrants set forth on Schedule I opposite the Sponsor’s name, and (iv) as of the date hereof, does not own, beneficially or of record, any rights to purchase or acquire any shares of capital stock or other securities of MBSC except as set forth on Schedule I opposite the Sponsor’s name (other than pursuant to the Business Combination Agreement).

(c) No Inconsistent Agreement. The Sponsor hereby represents and warrants that the Sponsor (i) has not entered into any voting agreement, voting trust or similar agreement (other than this Agreement and the Investor Rights Agreement to be entered into at the Closing) with respect to any of the Subject MBSC Shares indicated on Schedule I hereto opposite the Sponsor’s name, (ii) has not granted a proxy, consent or power of attorney with respect to any such Subject MBSC Shares and (iii) has not taken any action that would reasonably be expected to constitute a breach hereof, make any representation or warranty of the Sponsor contained herein untrue or incorrect or have the effect of restricting, limiting, preventing, interfering or disabling the Sponsor from performing any of its obligations under this Agreement.

(d) Governmental Authorizations; Litigation. The Sponsor hereby represents and warrants that (i) except for filings with the SEC under the Exchange Act and such other reports under, and such other compliance with, the Exchange Act as may be required in connection with this Agreement, no authorization or approval or other action by, and no notice to or filing with, any Governmental Entity or any other Person will be required to be obtained or made by the Sponsor in connection with the due execution, delivery and performance by the Sponsor of this Agreement, and (ii) as of the date of this Agreement, there are no Actions pending or, to the knowledge of the Sponsor, threatened against the Sponsor, before any Governmental Entity that, in the case of each of clauses (i) and (ii), would prevent, materially impair or materially delay the Sponsor from performing its obligations hereunder.

Section 2.2 Termination. This Agreement and all of its provisions shall terminate and be of no further force and effect upon the earlier of (a) the valid termination of the Business Combination Agreement in accordance with Article X thereof and (b) the written agreement of each Sponsor, MBSC and the Company in accordance with Section 2.8. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any Liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from Liability arising in respect of any breach of this Agreement prior to such termination. This Article II shall survive the termination of this Agreement.

Section 2.3 Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 2.4 Jurisdiction; Waiver of Jury Trial.

(a) Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably and unconditionally (i) consents and submits to the exclusive jurisdiction of each such court in any such Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the Action shall be heard and determined only in any such court, and (iv) agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence any Action or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 2.4.

(b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 2.5 Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties and any such transfer without prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

Section 2.6 Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement.

Section 2.7 Enforcement. The parties hereto agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent any breach, or threatened breach, of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

Section 2.8  Modification or Amendment; Waiver. Subject to the provisions of applicable Law, this Agreement may be amended, modified or waived if such amendment, modification or waiver is in writing and signed, in the case of an amendment or modification, by MBSC, PubCo, the Company and the Sponsor, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder or under applicable Law shall operate as a waiver of such rights and, except as otherwise expressly provided herein, no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

Section 2.9 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

Section 2.10 Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered by FedEx or other nationally recognized overnight delivery service, or (c) when sent by email, unless the sender of such electronic mail receives a non-delivery message (but not other automated replies, such as an out-of-office notification), addressed as follow:

If to MBSC, to:

M3-Brigade Acquisition III Corp.
1700 Broadway, 19th Floor
New York, NY 10019

Attention:	Mohsin Y. Meghji; Charles Garner
Email:	mmeghji@m3-partners.com; cgarner@m3-partners.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019

Attention:	John L. Robinson
Email:	JLRobinson@wlrk.com

If to PubCo, to:

c/o Greenfire Resources Inc.
1900 – 205 5th Avenue SWCalgary, AB T2P 2V7

Attention:	David Phung
Email:	DPhung@greenfireres.com

with a copy (which will not constitute notice) to:

Carter Ledyard & Milburn LLP
28 Liberty Street, 41st Floor
New York, NY 10005

Attention:	Guy P. Lander
Email:	lander@clm.com

If to the Company, to:

Greenfire Resources Inc.
1900 – 205 5th Avenue SWCalgary, AB T2P 2V7

Attention:	David Phung
Email:	DPhung@greenfireres.com

with a copy (which shall not constitute notice) to:

Carter Ledyard & Milburn LLP
28 Liberty Street, 41st Floor
New York, NY 10005

Attention:	Guy P. Lander
Email:	lander@clm.com

If to the Sponsor, to:

M3-Brigade Sponsor III LP
1700 Broadway, 19th Floor
New York, NY 10019

Attention:	Mohsin Y. Meghji; Charles Garner
Email:	mmeghji@m3-partners.com; cgarner@m3-partners.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019

Attention:	John L. Robinson
Email:	JLRobinson@wlrk.com

Section 2.11 Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may (a) be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and (b) be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

Section 2.12 Entire Agreement. This Agreement, the agreements referenced herein and any applicable agreements contemplated by the Business Combination Agreement to which the Sponsor is a party (including the Investor Rights Agreement to be entered into at the Closing) constitute the entire agreement among the parties to this Agreement relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated hereby exist between such parties except as expressly set forth in this Agreement, the agreements referenced herein and any applicable agreements contemplated by the Business Combination Agreement to which the Sponsor is a party (including the Investor Rights Agreement to be entered into at the Closing).

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, Sponsor, MBSC, PubCo and the Company have each caused this Sponsor Agreement to be duly executed as of the date first written above.

SPONSOR:

M3-BRIGADE SPONSOR III LP

By:	M3-Brigade Acquisition Partners III Corp., its general partner

By:	/s/ Mohsin Y. Meghji
Name:	Mohsin Y. Meghji
Title:	Authorized Person

[Signature Page to Sponsor Agreement]

MBSC:

M3-BRIGADE ACQUISITION III CORP.

By:	/s/ Mohsin Y. Meghji
Name:	Mohsin Y. Meghji
Title:	Executive Chairman of the Board of Directors

[Signature Page to Sponsor Agreement]

PUBCO:

GREENFIRE RESOURCES LTD.

By:	/s/ David Phung
	Name:	David Phung
	Title:	Chief Financial Officer

[Signature Page to Sponsor Agreement]

COMPANY:

GREENFIRE RESOURCES INC.

By:	/s/ David Phung
	Name:	David Phung
	Title:	Chief Financial Officer

[Signature Page to Sponsor Agreement]

Schedule I

Sponsor	SPAC Class B Shares	SPAC Warrants
M3-Brigade Sponsor III LP	7,500,000	5,786,667

Schedule II

●	The Sponsor intends to Transfer 400,000 SPAC Class B Shares to HT Investments LLC in connection with the termination of that certain Forward Purchase Agreement, dated as October 21, 2021, by and between SPAC and M3-Brigade III FPA LP.